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                                                                    EX-99.g.1(q)

                                FORM OF AMENDMENT

                                [JP MORGAN LOGO]
                                   JP MORGAN

JP MORGAN CHASE BANK
4 New York Plaza
New York, NY   10004

June 3, 2002

UBS Relationship Funds
209 South LaSalle Street
Chicago, IL  60604

RE: AMENDMENT TO MULTIPLE SERVICES AGREEMENT EFFECTIVE MAY 9, 1997
    SCHEDULES B1 AND F TO REFLECT THE ADDITION OF THE UBS OPPORTUNISTIC EMERGING MARKETS DEBT RELATIONSHIP FUND AND THE UBS OPPORTUNISTIC HIGH YIELD RELATIONSHIP FUND

Dear Sirs:

          We refer to the Multiple Services Agreement effective May 9, 1997 (the "MSA") between Morgan Stanley Trust Company, which was succeeded by JP Morgan Chase Bank (formerly known as The Chase Manhattan Bank), and the UBS Relationship Funds (formerly known as Brinson Relationship Funds).

          The parties hereby agree as follows:

     1. "Schedule B1 - List of Series of UBS Relationship Funds as amended February 15, 2002" IS REPLACED in its entirety with "Schedule B1 - List of Series of UBS Relationship Funds as last amended on June 3, 2002, " attached hereto.

     2. "Schedule F - Fee Schedule for UBS Relationship Funds as amended February 15, 2002" IS REPLACED in its entirety with "Schedule F - Fee Schedule for UBS Relationship Funds as last amended on June 3,
          2002," attached hereto.

          The MSA, as amended by this letter amendment, shall continue in full force and effect.

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Page Two

Please evidence your acceptance of the terms of this letter by signing below and returning one copy to Brian Fitzgerald, J.P. Morgan Investor Services Co., 73 Tremont, Boston, MA 02108.

                                             Very truly yours,

                                             JP MORGAN CHASE BANK


                                             By:
                                                --------------------------------
                                             Name:
                                             Title:

Accepted and Agreed:

UBS RELATIONSHIP FUNDS


By:
   --------------------------------
Name:
Title:

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                                   SCHEDULE B1

                  LIST OF SERIES OF THE UBS RELATIONSHIP FUNDS

                          AS LAST AMENDED JUNE 3, 2002

UBS Global Securities Relationship Fund
UBS Global Bond Relationship Fund
UBS U.S. Equity Relationship Fund
UBS U.S. Large Cap Equity Relationship Fund
UBS U.S. Intermediate Cap Equity Relationship Fund
UBS U.S. Value Equity Relationship Fund
UBS U.S. Small Cap Equity Relationship Fund
UBS International Equity Relationship Fund
UBS Emerging Markets Equity Relationship Fund
UBS U.S. Core Plus Relationship Fund
UBS U.S. Bond Relationship Fund
UBS U.S. Short Duration Relationship Fund
UBS Enhanced Yield Relationship Fund
UBS Short-Term Relationship Fund
UBS U.S. Treasury Inflation Protected Securities Relationship Fund UBS U.S. Cash Management Prime Relationship Fund
UBS High Yield Relationship Fund
UBS Defensive High Yield Relationship Fund
UBS Emerging Markets Debt Relationship Fund
UBS U.S. Securitized Mortgage Relationship Fund
DSI Enhanced S&P 500 Relationship Fund
UBS Opportunistic Emerging Markets Debt Relationship Fund
UBS Opportunistic High Yield Relationship Fund

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                                   SCHEDULE F

                   FEE SCHEDULE FOR THE UBS RELATIONSHIP FUNDS

                         AS LAST AMENDED ON JUNE 3, 2002

                 ACCOUNTING, ADMINISTRATION, TRANSFER AGENCY AND
                      CUSTODY SERVICES ANNUAL FEE SCHEDULE

1. On an annual basis, 0.25 basis points of the average weekly U.S. assets of the Customer, 6.00 basis points of the average weekly non-U.S. assets of the Customer, 32.50 basis points of the average weekly emerging markets equity assets of the Customer and 1.90 basis points of the average weekly emerging markets debt assets of the Customer.

     There will be an annual fee of $25 for each shareholder account within UBS Relationship Funds.

     An additional fee of 7.50 basis points will be charged for administrative duties. PLEASE NOTE: The additional fee of 7.50 basis points can ONLY be charged up to the extent it does not make a fund exceed its expense cap. Please see below for the expense caps of each fund within the UBS Relationship Funds:

FUND                                                                            EXPENSE CAP
----                                                                            -----------
UBS Global Securities Relationship Fund                                          5 basis points
UBS Global Bond Relationship Fund                                                5 basis points
UBS U.S. Equity Relationship Fund                                                1 basis point
UBS U.S. Large Cap Equity Relationship Fund                                      1 basis point
UBS U.S. Intermediate Cap Equity Relationship Fund                               1 basis point
UBS U.S. Value Equity Relationship Fund                                          1 basis point
UBS U.S. Small Cap Equity Relationship Fund                                      0 basis point
UBS International Equity Relationship Fund                                       6 basis points
UBS Emerging Markets Equity Relationship Fund                                   50 basis points
UBS U.S. Core Plus Relationship Fund                                             5 basis points
UBS U.S. Bond Relationship Fund                                                  1 basis point
UBS U.S. Short Duration Relationship Fund                                        1 basis point
UBS Enhanced Yield Relationship Fund                                             1 basis point
UBS Short-Term Relationship Fund                                                 5 basis points
UBS U.S. Treasury Inflation Protected Securities Relationship Fund               1 basis point
UBS U.S. Cash Management Prime Relationship Fund                                 1 basis point
UBS High Yield Relationship Fund                                                 0 basis point
UBS Defensive High Yield Relationship Fund                                       1 basis point
UBS Emerging Markets Debt Relationship Fund                                     50 basis points
UBS U.S. Securitized Mortgage Relationship Fund                                 10 basis points
DSI Enhanced S&P 500 Relationship Fund                                          10 basis points
UBS Opportunistic Emerging Markets Debt Relationship Fund                       50 basis points
UBS Opportunistic High Yield Relationship Fund                                  10 basis points

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     NO FEE (asset based or otherwise) will be charged on any investments made by any fund into any other fund managed by UBS Global Asset Management (Americas) Inc. (formerly known as Brinson Partners, Inc.). Fees are to be charged ONLY where actual non-UBS Global Asset Management (Americas) Inc.-sponsored investment company or series securities are held. Assets of a series which are invested in another UBS Global Asset Management (Americas) Inc.-sponsored investment company or series shall not be counted in determining whether or not the charging of the 7.50 basis points charge for administrative duties would cause a fund to exceed its fee cap and shall not be counted in determining the amount of assets subject to the
     7.50 basis points.

     For purposes of this Schedule F, the "AVERAGE WEEKLY U.S. ASSETS OF THE CUSTOMER" means the average weekly U.S. assets custodied within the United States of the Customer as calculated by the Accounting Agent for the month for which the statement reflecting the charges for a given month relates. For purposes of this Schedule F, the "AVERAGE WEEKLY NON-U.S. ASSETS OF THE CUSTOMER" means the average weekly balance of countries included in the Morgan Stanley Capital World Ex-U.S.A. (free) Index or the Salomon Non-U.S. Government Bond Index (including assets with a country of issue of the European Economic Community and held in Euroclear or CEDEL) custodied outside the United States of the Customer as calculated by the Accounting Agent for the month for which the statement reflecting the charges for a given month relates. For purposes of this Schedule F, the "AVERAGE WEEKLY EMERGING MARKETS EQUITY ASSETS OF THE CUSTOMER" means the average weekly balance of the countries included in the International Finance Corporation Global Index (excluding countries included in the Morgan Stanley Capital World Ex-U.S.A. (free) Index or the Salmon Non-U.S. Government Bond Index, but including assets with a country of issue in the local market contained in such index that are held in Euroclear or CEDEL) custodied outside the United States of the UBS Emerging Markets Equity Relationship Fund as calculated by the Accounting Agent for the month for which the statement reflecting the charges for a given month relates. For purposes of this Schedule F, the "AVERAGE WEEKLY EMERGING MARKETS DEBT ASSETS OF THE CUSTOMER" means the average weekly balance of the countries included in the J.P. Morgan Emerging Markets Bond Index Plus custodied outside the United States of the UBS Emerging Markets Debt Relationship Fund (including assets with a country of issue in the local market contained in such index that are held in Euroclear or CEDEL) as calculated by the Accounting Agent for the month for which the statement reflecting the charges for a given month relates.

     Those fees include all out-of-pocket expenses or transaction charges incurred by the accountant, administrator, transfer agent and custodian with the exception of the following.

     The Customer will be billed directly by Other Parties for the following direct Customer expenses or transaction charges:

     (1)  taxes;

     (2) salaries and other fees of officers and directors who are not officers, directors, shareholders or employees of Other Parties, or the Customer's investment adviser;

     (3) SEC and state Blue Sky registration and qualification fees, levies, fines and other charges;

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     (4)  EDGAR filing fees;

     (5)  independent public accountants;

     (6)  insurance premiums including fidelity bond premiums;

     (7)  outside legal expenses;

     (8)  costs of maintenance of corporate existence;

     (9) expenses of typesetting and printing of prospectuses for regulatory purposes and for distribution to current shareholders of the Customer;

     (10) expenses of printing and production costs of shareholders' reports and proxy statements and materials;

     (11) trade association dues and expenses; and

     (12) travel and lodging expenses of the Customer's directors and officers who are not directors, officers and/or employees of Other Parties.

     Customer will not be billed directly for any direct Customer Expenses or pay any other direct Customer expenses, unless the payment of such direct expenses is agreed to in writing by Customer.

2. Upon termination of the provision of services under this Agreement before the end of any month, the fee for the part of the month before such termination or the date after which the provision of services ceases, whichever is later, shall be prorated according to the proportion which such part bears to the full monthly period and shall be payable upon the date of such termination or the date after which the provision of the services ceases, whichever is later.